UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of Report (date of earliest event reported)) July 27, 2018

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1305 O’Brien Drive Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (650) 521-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, Pacific Biosciences of California, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend the Company’s Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on July 31, 2018 (the “Original Filing”), to disclose the subsequent appointment of Christian O. Henry to two committees of the Company’s board of directors (the “Board”). Mr. Henry’s initial appointment to the Board was disclosed in the Original Filing. At the time of the Original Filing, the Board had not determined to which committees, if any, Mr. Henry would be appointed. Except as stated herein, the Original Filing shall remain in effect.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2019, Mr. Henry was appointed to serve on the Compensation Committee and the Science and Technology Committee of the Board, effective immediately after the Company’s 2019 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 16, 2019	PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

	By:	/s/ Stephen M. Moore
		Name:	Stephen M. Moore
		Title:	Vice President, General Counsel and Corporate Secretary